August 11, 2023 Evoke Pharma, Inc. 420 Stevens Avenue, Suite 370 Solana Beach, California 92075

Exhibit 5.1

12670 High Bluff Drive

San Diego, California 92130

Tel: +1.858.523.5400 Fax: +1.858.523.5450

www.lw.com

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Re: Registration Statement on Form S-8; 980,000 Shares of Common Stock, par value $0.0001 per share

To the addressee set forth above:

We have acted as special counsel to Evoke Pharma, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of 980,000 shares of common stock, $0.0001 par value per share (the “Shares”), of the Company, pursuant to the Company’s 2013 Equity Incentive Award Plan (as amended and restated, the “2013 Plan”) and the Company’s 2013 Employee Stock Purchase Plan (as amended and restated, the “ESPP,” and together with the 2013 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2023 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, or certificates representing the Shares (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) have been manually signed by an

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authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company in the circumstances contemplated by the Plans for legal consideration in excess of par value, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP